Exhibit 10.9

Tennessee Valley Authority

Coal Supply & Origination

1101 Market Street, MR 2A

Chattanooga, Tennessee 37402-2801

CONTRACT SUPPLEMENT

TO:	Armstrong Coal Company	Supplement No.	1
	7733 Forsyth Boulevard - Suite 1625	Date	October 4, 2012
	St. Louis, Missouri 63105	Group-Contract No.	612-40958
		Plant	Various
		Name of Mine	Various

Attention: Mr. Martin Wilson

This confirms the October 4, 2012, agreement reached between TVA and Armstrong Coal Company (“Armstrong”) relative to freeze proofing deliveries under the subject contracts.

As agreed, the freeze proofing products that will be applied to TVA’s shipments will be FreeFlowFC-149 for body feed application and FreeFlowSR-300 for side car release application. Both products are manufactured by AKJ Industries, and will be applied to coal loaded for TVA’s fossil plants as follows:

1.	Unless TVA notifies Armstrong otherwise, anytime the low temperature at Armstrong’s loading facility or TVA’s unloading facility is below 30 degrees Fahrenheit, Armstrong will apply approximately 2 pints of FreeFlowFC-149 to each ton of coal being loaded into railcars at Armstrong’s facilities. A weather window of five days should be reviewed - at the loading facility and unloading point - to determine the low temperature. For holiday weekends, a weather window of seven days should be reviewed. The freeze conditioning agent may be increased, as the temperature falls below 20 degrees Fahrenheit, to up to 4 pints per ton of coal with the approval of TVA.

2.	The cost to TVA for applying FreeFlowFC-149 will be $2.40 per gallon or $0.60 per 2-pint application.

3.	The cost to TVA for applying the side car release application, FreeFlowSR-300, upon TVA’s request, will be $2.40 per gallon or $0.30 per 1-pint application.

4.	Armstrong will invoice separately for the cost of applying FreeFlowFC-149 and FreeFlow SR-300. Each invoice and all correspondence relating to the application of the freeze conditioning substance(s) should clearly reflect the Contract number, Traffic Control Number, and the cost of such treatment. Invoices for freeze conditioning should be sent to the attention of Connie Gazaway at Tennessee Valley Authority, 1101 Market Street, MR 2A, Chattanooga, Tennessee 37402-2801.

TVA RESTRICTED INFORMATION

Please complete the acceptance below and return the copy of this Contract Supplement to this office. You should retain the original for your file.

Accepted	ARMSTRONG COAL CO.	TENNESSEE VALLEY AUTHORITY
Company

By
	Signature	Connie S. Gazaway
Asset Management Specialist

President
Title		Elizabeth L. Kirk
Manager, Contract Management

10/15/12		October 12, 2012
Date		Date

TVA RESTRICTED INFORMATION